Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-150035), amendment No. 2 to Post-Effective Amendment No. 1 on Form S-3 to the Form SB-2 Registration Statement (File No. 333-137242) and related Prospectus; and Registration Statement on form S-8 (File No. 333-137594) of Banks.com, Inc. of our report dated March 31, 2011 (which report expresses an unqualified opinion), which appear in Banks.com, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Burr Pilger Mayer, Inc.
San Francisco, California
March 31, 2011